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EXHIBIT 99.2 INTERNET HOLDRS TRUST PROSUPP DATED MARCH 30, 2001

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 22, 2001)

                            [LOGO] INTERNET HOLDRs

                       1,000,000,000 Depositary Receipts
                           Internet HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated January 22, 2001, which updated the original prospectus dated September 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS SM Trust.

   The share amounts specified in the table on page 10 of the base prospectus shall be replaced with the following:

                                                      Primary
                                              Share   Trading
             Name of Company          Ticker Amounts   Market
      ------------------------------  ------ ------- ----------
      Amazon.com, Inc.                 AMZN     18   Nasdaq NMS
      Ameritrade Holding Corporation   AMTD      9   Nasdaq NMS
      AOL Time Warner Inc.             AOL      42      NYSE
      At Home Corporation              ATHM     17   Nasdaq NMS
      CMGI Inc.                        CMGI     10   Nasdaq NMS
      CNET Networks, Inc.              CNET      4   Nasdaq NMS
      DoubleClick Inc.                 DCLK      4   Nasdaq NMS
      EarthLink, Inc.                  ELNK   6.23   Nasdaq NMS
      eBay Inc.                        EBAY     12   Nasdaq NMS
      E*TRADE Group, Inc.(/1/)          ET      12      NYSE
      Exodus Communications, Inc.      EXDS     16   Nasdaq NMS
      Inktomi Corporation              INKT      6   Nasdaq NMS
      Network Associates, Inc.         NETA      7   Nasdaq NMS
      Priceline.com Incorporated       PCLN      7   Nasdaq NMS
      PSINet Inc.                      PSIX      6   Nasdaq NMS
      RealNetworks, Inc.               RNWK      8   Nasdaq NMS
      Yahoo! Inc.                      YHOO     26   Nasdaq NMS

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     (1) On March 1, 2001, E*TRADE Group, Inc. began trading on the New York Stock Exchange under the symbol "ET."
         E*TRADE previously was quoted on Nasdaq NMS under the symbol "EGRP."

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 30, 2001.